Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of
Naturade, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 21, 2003 (except for Note 12 which is dated April 14, 2003) relating to the financial statements of Naturade, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ BDO Seidman, LLP

Los Angeles, California
February 4, 2003